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                                                                 EXHIBIT 10.8

                     ALLNET COMMUNICATION SERVICES, INC.

                      1994 SHORT TERM INCENTIVE PROGRAM

                          FOR DIRECTORS AND OFFICERS


Subject to Board of Directors approval, the Short Term Incentive (STI) program for Directors and Vice Presidents shall be renewed. The target awards are a percentage of base salary. The percentage of base salary varies according to the participant's level and whether or not he or she is separately compensated based upon a sales compensation plan. Applicable target awards, shown as percentages of base salary, are displayed in the table below:



                                                                Target Award
                                                                  as % of
                STI Participant's Level and Category              Base Pay
                ------------------------------------            ------------
        Directors and non-officer level Vice Presidents,
        not covered by a Sales Compensation Plan                    18%

        Directors and non-officer level Vice Presidents,
        covered by a Sales Compensation Plan                         9%

        Officers, not covered by a Sales Compensation
        Plan                                                        30%

        Officers, covered by a Sales Compensation
        Plan                                                        15%


Target awards will be prorated to the nearest full month for participants hired or promoted after January 1, 1994 and on or before October 1, 1994. Any Director, Vice President or Senior Vice President hired or promoted into an eligible position for the first time after the beginning of the fourth calendar quarter (on or after October 2, 1994) will not be eligible for the 1994 STI bonus.

Participants are also required to continue active employment with Allnet(R) through the time of the STI bonus payout which will likely be in February or March of 1995 (provided STI goals are achieved). To the extent that special circumstances need to be taken into consideration (such as periods of extended leave, job changes and so forth), eligibility for



                        1994 SHORT TERM INCENTIVE PLAN



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the STI program must be specifically negotiated with the Chief Executive
Officer. Participation will be subject to the CEO's approval, at his sole discretion.

TARGET AWARD DOLLARS WILL BE DISTRIBUTED BETWEEN THREE CATEGORIES - ONE BASED UPON INDIVIDUAL PERFORMANCE, ONE BASED UPON TEAM PERFORMANCE AND A THIRD BASED UPON COMPANY PERFORMANCE.

The first category - based upon individual performance - is weighted most heavily. One half (50%) of each participant's target award will be based upon his or her performance relative to three to five strategic or programmatic objectives. The second and third categories are each weighted at 25% of a participant's target award. For the second category, participants will be assigned to "teams" consisting of an officer-level Vice President and his or her subordinates. Performance in this category will be measured based upon the team's contribution to the Company's 1994 Quality Plan. The third category will be based upon Company performance as measured by the Customer
Satisfaction Survey index.

Additionally, once bonus awards have been calculated, actual payouts (if any) will be based upon a multiplier determined by the Company's financial performance. The financial multiplier may serve to increase, decrease or eliminate actual STI payouts.


              CATEGORY 1:  STRATEGIC AND PROGRAMMATIC OBJECTIVES
                       (ONE HALF (50%) OF TARGET AWARD)


This category is based upon individual performance relative to three to five individual strategic or programmatic objectives. In as much as possible, individual strategic or programmatic objectives should be designed to further the organization's strategic plan for success through quality. The objectives should improve quality of service or products, take advantage of economies-of-scale or in some other way directly impact Company performance.

In addition, individual objectives must directly support the Company's 1994 Quality Plan. This goal will be accomplished by linking individual objectives to specific requirements under section 5.0 ("The Management of Process Quality") of the Company's 1994 Quality Plan. Section 5.0 requires each Vice President to document and improve at least one key process in addition to the four key processes selected by the Corporate Quality Council for documentation and improvement. (The four key processes selected by the Quality Council include: Sales Acquisition, Order Fulfillment, New Product Development or Customer Service.) If the Vice President is not involved with any of the four key processes selected by the Quality Council, the Vice President must select at least two key processes for documentation and improvement.


                        1994 SHORT TERM INCENTIVE PLAN

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Vice President-level STI participants must develop at least one strategic or programmatic objective directly related to each of the key processes selected for documentation and improvement in conformance with section 5.0 of the Company's 1994 Quality Plan. In the case of Director-level STI participants, at least one strategic or programmatic objective must be developed to support each key process selected by the Director's Vice President that relates to the Director's functional responsibilities.

STI PARTICIPANTS ARE ALSO ENCOURAGED TO DEVELOP STRATEGIC CROSS FUNCTIONAL PARTNERSHIPS IN SUPPORT OF INDIVIDUAL STI OBJECTIVES. SUCH PARTNERSHIPS CAN AND SHOULD INCLUDE JOINT OR COMMON STRATEGIC AND PROGRAMMATIC OBJECTIVES.

Further, strategic and/or programmatic objectives should be "stretch" objectives. That is, they should represent efforts that go beyond baseline job responsibilities. Objectives should be quantitative to facilitate evaluation of the participant's performance. Qualitative measures, however, should be used if they make more sense. The objective should be phrased so that a naive reader can understand what the key performance indicator happens to be.

Participants and their first-level reviews must agree on the participant's 1994 strategic or programmatic objectives and determine what weight should be attached to each objective. These objectives must be submitted to Bill
Norris, Director of Human Resources Planning and Organizational Development, no later than the close of business March 15, 1994. Bill will review the objectives for consistency, "stretch" and measurability and will submit a summary to Senior Management. In addition, the STI summary will be submitted to the Quality Council. The Quality Council will review the objectives to ensure linkages between STI objectives and Section 5.0 of the Company's 1994 Quality Plan.

IF CHANGING BUSINESS CONDITIONS OR OTHER EXIGENCIES NECESSITATE A MID-YEAR RECONSIDERATION OF INDIVIDUAL PRIORITIES, STI OBJECTIVES MAY BE MODIFIED. THE MODIFICATION MUST HAVE THE APPROVAL OF TWO LEVELS OF MANAGEMENT AND A COPY OF THE MODIFICATION SHOULD BE FORWARDED TO BILL NORRIS IN HUMAN RESOURCES.

During the first quarter of 1995, performance relative to individual objectives will be evaluated by each participant's first level review based upon a scale of "0.00" to "1.50" with "1.0" indicating that an individual achieved his or her objectives. Second level approval of the evaluation will be required. Senior Management and Human Resources will then check each evaluation for consistency and validity.

The individual performance rating of outstanding performers should average about 1.00, although some participants may score as high as 1.50 or as low as
0.00 on certain individual objectives. The guidelines shown in the following table should be used in determining scores, but evaluators are free to interpolate between levels as appropriate.

                        1994 SHORT TERM INCENTIVE PLAN


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

                INDIVIDUAL PERFORMANCE LEVEL                    RATING
                ----------------------------                    ------
        Missed objective, performance unacceptable              0.00
        Missed objective, performance acceptable                0.50
        Largely achieved objective, minor shortfall             0.75
        Achieved objective                                      1.00
        Exceeded objective                                      1.25
        Significantly exceeded objective                        1.50


Once each objective has been rated based upon this scale, the objectives will be weighted and an overall rating based upon the scale will be calculated.

STI bonuses for this portion of the program will be determined by multiplying a participant's total target award by .5 (the portion of the target award assigned to the strategic and/or programmatic objectives category) and then multiplying that product by the participant's overall individual performance rating.

       CATEGORY 2:  "TEAM" CONTRIBUTION TO COMPANY'S 1994 QUALITY PLAN
                     (ONE QUARTER (25%) OF TARGET AWARD)


Each Officer-level Vice President and his or her subordinate non-Officer level Vice Presidents and/or Directors will be considered a "team" responsible for making a contribution to the Company's 1994 Quality Plan.

STI program participants will only be eigible for this portion of the Target Award if they achieve an overall rating of at least .50 on the first component of the STI program. That is, participants who do not achieve overall "acceptable performance" on the individual strategic and/or programmatic objectives component will not be eligible for the "Team Contribution to Company's 1994 Quality Plan" component of the STI program.

Each Officer's "team" must submit a "1994 Quality Plan Assessment Report" outlining the team's contributions relative to the Company's 1994 Quality Plan by January 16, 1995. The Assessment Report must indicate the team's approach, deployment and results with regards to each of the seven sections of the 1994 Quality Plan. "Team" scores will be determined based upon the Assessment Reports and the team's score will apply individually to each STI participant on the Officer's team.

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The Quality Council will review each of the Assessment Reports in a three stage process:

o The first stage will consist of an independent review by individual Quality Council members of the written documentation submitted by each Officer's "team."

o The second stage will consist of a group discussion of each Assessment Report. The "team leader" (normally the involved Vice President) will be invited to this discussion. This will provide Quality Council members with an opportunity to ask the team leader clarifying questions. In addition, the team leader will have an opportunity to present additional information during this group discussion.

o The third stage will be a Quality Council meeting during which group consensus will result in assigning final ratings to each team's performance. Quality Council members will not participate in group consensus discussions when their own team is being evaluated.

The seven sections of the 1994 Quality Plan will be weighted as shown in the table below:


        SECTION                 CATEGORY                              WEIGHT
        -------                 --------                               -----
          1.0           Leadership                                      20%
          2.0           Information and Analysis                        10%
          3.0           Strategic Quality Planning                       5%
          4.0           Human Resource Development and Management       20%
          5.0           The Management of Process Quality               25%
          6.0           Quality Results                                 10%
          7.0           Customer Focus and Satisfaction                 10%


Ratings will be based upon a 0.00 to 1.50 scale similar to the one used to evaluate individual performance. Teams will not be compared to each other; instead Quality Council members will be looking for progress and commitment. The Quality Council will generally follow the guidelines shown in the following rating scale, but may interpolate between levels as appropriate.


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

TEAM PERFORMANCE LEVEL                                     RATING
- ----------------------                                     ------
Missed requirements, team performance unacceptable         0.00
Missed requirements, team performance acceptable           0.50
Largely achieved requirements, minor shortfall             0.75
Achieved requirements                                      1.00
Exceeded requirements                                      1.25
Significantly exceeded requirements                        1.50



Once each section has been rated based upon this scale, an overall rating based upon the preceding "weight" scale will be calculated.

STI bonuses for this portion of the program will be determined by multiplying individual total target awards by .25 (the portion of the target award assigned to this category) and then multiplying that product by the team's overall Quality Contribution rating. As previously noted, the team's overall rating will apply individually to each member of each Officer's "team" of subordinate non-Officer level Vice Presidents and/or Directors. THAT IS, INDIVIDUAL SCORES ON THIS SECTION WILL BE SAME FOR EVERYONE ON THE "TEAM." TEAM MEMBERS WILL THUS BE ENCOURAGED TO WORK TOGETHER TO ENSURE A SIGNIFICANT CONTRIBUTION TO THE COMPANY'S 1994 QUALITY PLAN.


               CATEGORY 3:  CUSTOMER SATISFACTION SURVEY GOALS
                     (ONE QUARTER (25%) OF TARGET AWARD)



This category is based upon Company performances measured by the Customer Satisfaction Survey conducted by the Service Quality Department.

STI program participants will only be eligible for this portion of the Target Award if they achieve an overall rating of at least .50 on the first component of the STI program. That is, participants who do not achieve overall "acceptable performance" on the individual strategic and/or programmatic objectives component will not be eligible for the "Customer Satisfaction Survey Goals" component of the STI program.

Customer satisfaction is measured on a monthly basis via the Customer Satisfaction Survey. In 1994, customer satisfaction is being measured based upon a "one tailed test" for significance at the 95% confidence level. In 1993, this method produced an overall customer satisfaction score of 83.9.

                        1994 SHORT TERM INCENTIVE PLAN

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Based upon the Company goal of continuous improvement, the 1994 payouts for this portion of the Short Term Incentive program will be as shown in the following table:



CUSTOMER SATISFACTION           1994 SURVEY RESULTS             PERCENTAGE OF
                                ---------------------
   SURVEY GOAL                  FROM...         ...TO           DOLLARS AWARDED
- ----------------------          ----------------------          ---------------
Major unfavorable change             80.9% or less              0% (No payout)
Unfavorable change              81.0%           82.9%                50%
No material change              83.0%           84.4%                75%
Favorable change                84.5%           86.9%               100%
Major favorable change          87.0%           88.9%               125%
Outstanding favorable change         89.0% or higher                150%



STI bonuses for this portion of the program will be determined by multiplying a participant's total target award by .25 (the portion of the target award assigned to the Customer Satisfaction Survey category) and then multiplying that product by the percentage corresponding to the Company's actual 1994 performance as measured by the Customer Satisfaction Survey.


                             FINANCIAL MULTIPLIER


The STI Bonus amount based upon a combination of Category 1, 2 and 3 performance will be paid out according to a financial multiplier. The financial multiplier will be based upon the Company's actual 1994 operating income relative to operating income goals.

This financial multiplier could double an individual's STI bonus or could result in the elimination of the bonus depending on the results.

The Board of Directors will determine the 1994 operating income goal or goals to be used in the financial multiplier and the performance levels that will result in increased or decreased STI bonuses. The specifics will be communicated to individual STI participants in a memorandum from the President shortly after the Board of Directors makes its determination.


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